Exhibit 99.2

Unaudited Condensed Pro Forma Combined Balance Sheet

As of December 31, 2009

	Historical
		PGS	Pro Forma		Pro Forma
	Geokinetics	Onshore	Adjustments		Combined
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$10,176	$12,845	$(12,845)	(B)	10,176
Restricted cash	121,837	345	(345)	(B)	55,191
			(66,646)	(D)
Accounts receivable	143,944	47,508	—		191,452
Deferred costs	14,364	14,059	1,806	(A)	30,229
Prepaid expenses and other current assets	10,488	17,234	—		27,722
Total current assets	300,809	91,991	(78,030)		314,770
Property and equipment, net	187,833	46,728	—		234,561
Restricted cash to be used for PGS Onshore acquisition	183,920	—	(183,411)	(C)	509
Multi-client data library, net	6,602	52,328	—		58,930
Goodwill	73,414	—	52,008	(C)	125,422
Other assets	19,112	1,623	(309)	(B)	20,426
Total assets	$771,690	$192,670	$(209,742)		$754,618
LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt and capital leases	$68,256	$—	$(66,646)	(D)	$1,610
Accounts payable	55,390	4,196	—		59,586
Accrued liabilities	61,814	23,033	(4,854)	(B)	79,993
Unearned revenue	14,081	—	—		14,081
Federal income taxes payable	15,335	9,619	(9,619)	(B)	15,335
Total current liabilities	214,876	36,848	(81,119)		170,605
Long-term debt and capital lease obligations, net of current	296,601	—	—		296,601
Deferred income taxes and other non-current liabilities	15,803	5,967	—		21,770
Mandatorily redeemable preferred stock	32,104	—	—		32,104
Total liabilities	559,384	42,815	(81,119)		521,080
Mezzanine equity	66,976	—	—	(L)	66,976
Stockholders’ equity
Common stock	156	—	2	(A)	179
			21	(E)
Additional paid-in capital	215,859	—	1,804	(A)	238,042
			974	(B)
			19,405	(F)
Accumulated deficit	(70,705)	149,855	(150,829)	(C)	(71,679)
Accumulated other comprehensive income	20		—		20
Total stockholders’ equity	145,330	149,855	(128,623)		166,562
Total liabilities, mezzanine and stockholders’ equity	$771,690	$192,670	$(209,742)		$754,618

See accompanying footnotes.

Unaudited Condensed Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2009

	Historical
		PGS	Pro Forma		Pro Forma
	Geokinetics	Onshore	Adjustments		Combined
	(in thousands, except per share data)
Revenues:
Seismic acquisition	$489,983	$195,842	$—		685,825
Data processing	10,683	—	—		10,683
Multi-client library	10,300	4,220	—		14,520
Total revenue	510,966	200,062	—		711,028
Expenses:
Cost of sales	370,166	175,312	—		545,478
Selling, research and administrative costs	53,791	14,700	2,800	(G)	71,291
Multi-client library amortization	6,630	11,031	—		17,661
Depreciation and amortization	50,291	20,958	—		71,249
Total expenses	480,878	222,001	2,800		705,679
Loss on disposal of property and equipment	(3,759)	—	—		(3,759)
Operating income	26,329	(21,939)	(2,800)		1,590
Other income (expense):
Interest income	242	368	—		610
Interest expense	(6,213)	(10,268)	(15,895)	(H)	(32,376)
Mandatorily redeemable preferred stock costs	—	—	(4,220)	(I)	(4,220)
Loss on change in fair value of derivative liabilities	(7,324)	—			(7,324)
Other financial items, net	(2,117)	1,788	(1,533)	(J)	(1,862)
Total other income (expense)	(15,412)	(8,112)	(21,648)		(45,172)
Income (loss) before income taxes	10,917	(30,051)	(24,448)		(43,582)
Provision for income taxes	23,252	11,218	—		34,470
Net income (loss)	(12,335)	(41,269)	(24,448)		(78,052)
Inducements paid to preferred stockholders	(9,059)				(9,059)
Dividends and accretion on preferred stock	(12,731)	—	1,411	(K)	(11,320)
Income (loss) applicable to common stockholders	$(34,125)	$(41,269)	$(23,037)		$(98,431)
Income per common share:
Basic and diluted	$(3.14)				$(5.57)
Weighted average common shares outstanding:
Basic and diluted	10,875		6,782	(A),(E)	17,657

See accompanying footnotes.

Footnotes to Unaudited Condensed Pro Forma

Combined Financial Information

Unaudited Condensed Pro Forma Combined Balance Sheet Footnotes

All numbers in thousands (except share and per share amounts):

(A)                              Represents the par value ($2) and the excess of par value ($1,804) from sale of 207,000 shares issued as a result of the overallotment to underwriters in the equity offering with a fair value of $8.72 issued in January 2010.

(B)                                Effect of the net assets that are not included in the acquisition (the “Excluded Assets”):

Cash	$12,845
Restricted cash	345
Non-Current deferred tax asset	309
Deferred tax liabilities and other	(4,854)
Income taxes payable	(9,619)
Excluded net liabilities	$(974)

(C)                                The following table presents the preliminary allocation of the excess purchase price of the net assets acquired:

Net assets of PGS Onshore	$149,855
Less: Excluded net assets	974
Net assets acquired	150,829
Purchase price (1)	202,837
Excess purchase price	$52,008

(1)  Calculated as follows:

Original purchase price	$210,000
Issuance of 2,153,616 shares of the Company’s common stock, valued at $12.11 per share for purposes of the transaction	(26,080)
Cash price paid at closing	183,920
Working capital adjustment	(2,802)
Adjustment for cash acquired	2,293
Adjusted cash price	183,411
Issuance of 2,153,616 shares of the Company’s common stock at fair market value of $9.02 per share on the day of the acquisition	19,426
Adjusted purchase price	$202,837

The excess purchase price has been allocated to goodwill. Estimates and assumptions are subject to change upon managements review of final valuations of the acquired assets and assumed liabilities. Any changes to purchase price or changes in estimates will be reflected as a change to goodwill.

(D)                               Reflects the repayment of our long-term debt, capital lease and other obligations.

(E)                                 Includes the par value of the common stock issued to Petroleum Geo-Services (2,153,616 shares).

(F)                                 Represents the excess of par value of shares issued to Petroleum Geo-Services (2,153,616 shares). The fair value of the shares issued to Petroleum Geo-Services was $9.02 per share which represents the value of the shares on the date of the acquisition.

Unaudited Condensed Pro Forma Combined Statements of Operations Footnotes

All numbers in thousands:

(G)                                Represents the advisory fees and expenses associated with the PGS Onshore acquisition of $2,800.

(H)                               The adjustments to interest expense include the following items:

(1)                                  interest expense on new senior secured revolving credit facility of $28,529; plus

(2)                                  the amortization of debt issuance costs and the original issue discount related to the note offering and these notes of $3,049; less

(3)                                  the elimination of interest expense related to the retirement of our current working capital facility and capital leases of $5,415; and less

(4)                                  the elimination of interest expense relating to indebtedness of PGS Onshore that we will not be assuming of $10,268.

Adjustment
Description:
(1) Interest expense on the notes	$28,529
(2) Amortization of deferred financing costs and the original issue discount related to the notes	3,049
(3) Elimination of interest expense	(5,415)
(4) Elimination of PGS Onshore interest expense	(10,268)
Total	$15,895

(I)                                    Dividends payable and accretion of discount related to the series C preferred stock of $4,220 for the year ended December 31, 2009. The new series of preferred stock is considered a mandatorily redeemable financial instrument that is within the scope of ASC 480, “Distinguishing liabilities from equity” and therefore is classified as a long-term liability.

(J)                                   Reflects loss on early repayment of debt of $1,533 incurred in connection with retirement of current working capital facility and capital leases.

(K)                               Dividends and accretion on preferred stock were reduced by dividends on the series B-2 preferred stock of $2,681 which were exchanged for series C preferred stock, net of an increase in the dividend rate on the series B-1 preferred stock of $1,270.